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                                                                   Exhibit 10.47

                                LICENSE AGREEMENT





           CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY
               FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

This Licence Agreement (this "Agreement") is made as of January 22, 2003 (the "Effective Date")

By and between:

(1) Antares Pharma Inc., with principal executive offices at 707 Eagleview Boulevard, Suite 414, Exton, Pennsylvania 19341 ("Antares"); and

(2) Ferring BV with offices at Polaris Avenue 144, NL 2132 JX Hoofddorp, The Netherlands ("Ferring").

Recitals:

(A) Antares owns or controls the Patents (as defined below) and the parties consider the Patents to be "necessary patents" within the meaning of the Technology Transfer Block Exemption in that a licence under such Patents is necessary in order to exploit commercially the Products (as defined below);

(B) In addition, Antares has developed and is in possession of valuable know-how and technical information relating to needle free and mini needle injection devices known as ZOMAJET 2 Vision (MJ7), ZOMAJET Vision X (MJ 7X), **** and AJ-1 (and related disposables thereof) and the manufacture thereof;

(C) Antares has agreed to grant to Ferring a licence to make, have made, use, sell, offer for sale and import the Products and to make available the said know-how to Ferring upon the terms and conditions specified in this Agreement;

(D) Prior to the Effective Date, the parties entered into the Supply Agreement (as defined below) pursuant to which Antares agreed to manufacture and supply Products to Ferring in accordance with the terms and conditions set forth therein, which terms and conditions shall be amended as set forth below; and

(E) As, at and before the Effective Date, the parties have not engaged in manufacturing activity in competition with one another.

In consideration of the foregoing, the mutual promises of the parties hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.     Definitions

1.1 In this Agreement the following words and expressions shall have the following meanings.

       "Agreement Year" shall mean each successive twelve (12)-month period commencing on the Effective Date and falling wholly within the term of this Agreement and, in the event


**** Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission of termination of this Agreement prior to the expiry of any such twelve
       (12)-month period, such portion of such twelve (12)-month period that falls within the term of this Agreement.

       "AJ-1 Device" shall mean the AJ-1 ****, particulars of which are set forth on Schedule F.

       "Antares Improvement" shall have the meaning set forth in clause 11.1.

       "Antares Representative" shall have the meaning set forth in clause 7.4.

       "Applications" shall mean the applications for patents and rights of a similar nature.

       "Asia/Pacific" shall mean those countries set forth on Schedule C.

       "Associated Company" shall mean any corporate entity Controlling, Controlled by or in common Control with Antares or Ferring (as the case may be).

       "Commercially Reasonable Efforts" shall mean, with respect to the Exploitation of a Licensed Product, efforts and resources used by Ferring for comparable products with similar commercial and scientific potential at a similar stage in their lifecycle, taking into consideration their safety and efficacy, their cost to develop, the competitiveness of alternative products, their proprietary position, the likelihood of regulatory approval, their profitability, its resource allocation, its other commercial opportunities and all other relevant factors. Commercially Reasonable Efforts shall be determined on a market-by-market basis for each Licensed Product.

       "Control" (and, with correlative meanings, the terms "Controlled" and "Controlling") shall mean the power of a Person to secure either by means of the holding of shares or the possession of voting power in or in relation to the company or corporation concerned or by virtue of any powers conferred by the articles of association or other document regulating that company or that corporation that its affairs are conducted in accordance with the wishes of that Person.

       "Effective Date" shall have the meaning set forth in the Preamble.

       "Equipment" shall mean all equipment owned or controlled by, or in the possession of, Antares that is necessary or reasonably useful for the Manufacturing of the Licensed Products, including all moulds, dies and other tools.

       "Exclusive" shall mean in respect of a right granted under this Agreement the grantor will not itself exercise that right and will not authorise others to exercise that right.

       "Exclusive Manufacturing Territory" shall mean the countries/territory specified in Schedule C.


**** Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission

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       "Exploit" shall mean to import, use, sell, or offer for sale (but not to make or have made), including to research, develop, register, modify, enhance, improve, store, formulate, optimise, have used, export, transport, distribute, promote, market or have sold or otherwise dispose of or Supply, a product or process.

       "Improvements" shall mean any invention, discovery, development, enhancement, alteration or modification to or of a Licensed Product or the Equipment or the process for Manufacturing a Licensed Product or the Equipment, whether or not patented or patentable.

       "Information" shall mean all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material.

       "Joint Know-how" shall have the meaning set forth in clause 13.3.

       "Joint Patents" shall have the meaning set forth in clause 13.3.

       "Know-how" shall mean all Information developed by or at the request of, or in the possession or control of, Antares or its Associated Companies as of the Effective Date or at any time during the term of this Agreement that is necessary or reasonably useful for, or otherwise related to, the Manufacture or Exploitation of the Licensed Products or the making or use of the Equipment, including the Information summarised on Schedule B, that is not generally known, but excluding such Information to the extent covered or claimed by the Patents.

       "Licensed Product" shall mean any Product and any Antares Improvement claimed by a Patent, subject to Ferring's right to reject such Antares Improvement pursuant to clause 11.1.

       "Losses" shall have the meaning set forth in clause 21.1.

       "Manufacture" and "Manufacturing" shall mean, with respect to a product, the synthesis, manufacturing, processing, formulating, packaging, labelling, holding and quality control testing of such product.

       "Marketing Territory" shall mean the entire world, but excluding Asia/Pacific.

       "MJ-7 Device" shall mean ZOMAJET 2 Vision (MJ7), including disposables for use in connection therewith, particulars of which are set forth on Schedule G.

       "Party" shall mean either Ferring or Antares and "Parties" shall mean both Ferring and Antares, collectively.

       "Patents" shall mean (a) all patents and patent applications, including provisional patent applications that Antares and its Associated Companies own, have under licence, have a right to acquire (by option or otherwise) or otherwise control, as of the Effective Date or at any time during the term of this Agreement in the Territory that are necessary or reasonably useful for, or otherwise related to, the Manufacture or Exploitation of the Licensed Products or the making or use of the Equipment, or that claim or cover the Licensed Products or the Equipment, including the Applications and patents listed on Scheduled A hereto; (b) all national, regional and international patent applications filed either from such patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications, including utility, model and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including substitutions, revalidations, reissues, renewals, re-examinations, extensions (including any supplementary protection certificates and the like), or any confirmation patent or registration patent or patent additions to any such foregoing patent applications and patents and (e) the inventions claimed or covered therein. The patents and patent applications listed in Schedule A shall inter alia be included in the term "Patents".

       "Person(s)" shall mean any person, firm or company or group of persons or unincorporated body.

       "Products" shall mean ZOMAJET 2 Vision (MJ7), ZOMAJET Vision X (MJ 7X) and ****, including disposables for use in connection therewith, particulars of which are set forth on Schedule G.

       "Regulatory Approvals" shall mean, with respect to a country in the Territory, any and all approvals, licences, registrations or authorisations of any regulatory authority or notified body necessary to Manufacture or Exploit a Licensed Product in such country, including, where applicable, pre- and post-approval marketing authorisations (including 501(k)s and any prerequisite Manufacturing approval or authorisation related thereto).

       "Regulatory Documentation" shall mean all applications, registrations, licences, authorisations and approvals, including Regulatory Approvals, all quality assurance certifications, technical files or conformity assessment dossiers, all correspondence submitted to or received from the regulatory authorities or notified bodies (including minutes and official contact reports relating to any communications with any regulatory authority or notified body) and all supporting documents and all preclinical and clinical studies and tests, relating to any Licensed Products or the Manufacture thereof, and all data contained in any of the foregoing, including all adverse event files, complaint files and all chemistry, manufacturing and controls data required by applicable law and regulations to be included in a new drug application, or the equivalent application for a marketing authorization outside the United States.

**** Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission

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       "Supply" shall mean to sell, lend, let out on hire, lease or any other disposal.

       "Supply Agreement" shall mean that certain Supply Agreement between Antares (formerly known as Medi-Ject Corporation) and Ferring, dated December 31, 1993, as amended and as may be amended from time to time.

       "Technical Field" shall mean the delivery to humans of natural or synthetic human growth hormone.

       "Territory" shall mean the entire world, including the Exclusive Manufacturing Territory and the Marketing Territory.

       "Third Party Manufacturer" shall have meaning set forth in clause 12.2.

       "Third Party Supply Agreement" shall have the meaning set forth in clause 12.2

       "United States" shall mean the United States of America and the District of Columbia, including its territories, possessions and Puerto Rico.

       "Valid Claim" shall mean, with respect to a particular country, either:
       (a) any claim of a granted and unexpired Patent in such country that (i) has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal, and (ii) has not been abandoned, disclaimed denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise or (b) a claim of a pending Patent application, which claim was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application, provided that such claim has not been pending for more than three (3) years.

1.2    The singular includes the plural and vice versa.

1.3 Unless the context otherwise indicates, references to clauses, sub-clauses, recitals and to schedules are to clauses and sub-clauses of, and recitals and schedules to, this Agreement.

1.4 Headings to clauses in this Agreement are included for the purpose of ease of reference only and shall not have any effect on the construction or the interpretation of this Agreement.

1.5 References in this Agreement to any statute or statutory provision shall include any statute or statutory provision that amends, extends, consolidates or replaces the same and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

1.6 Except where the context otherwise requires, wherever used the word "or" is used in the inclusive sense. The term "including" as used herein shall mean including, without limiting the generality of any description preceding such term.

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2.     Grant of Rights

2.1 Antares and its Associated Companies hereby grant to Ferring and its Associated Companies:

       2.1.1 an Exclusive, perpetual, irrevocable, royalty-bearing right and licence in the Exclusive Manufacturing Territory, with the right to sub-licence through multiple tiers of sub-licencees, under the Patents, the Know-how, the Joint Patents and the Joint Know-how to make and have made the Licensed Products and any Improvements thereto;

       2.1.2 a non-exclusive, perpetual, irrevocable, royalty-bearing right and licence in the Territory outside the Exclusive Manufacturing Territory, with the right to sub-licence through multiple tiers of sub-licencees, under the Patents, the Know-how, the Joint Patents and the Joint Know-how to make and have made the Licensed Products and any Improvements thereto;

       2.1.3 a non-exclusive, perpetual, irrevocable, royalty-free right and licence in the Territory, with the right to sub-licence through multiple tiers of sub-licencees, under the Patents, the Know-how, the Joint Patents, the Joint Know-how and any other design or intellectual property right or other right, title or interest that Antares or its Associated Companies have in or to the Equipment and any Improvements thereto as of the Effective Date or at any time during the term of this Agreement, including the unrestricted right to access, to make and have made the Equipment and any Improvements thereto and to use such Equipment and Improvements to make and have made the Licensed Products and any Improvements thereto under clauses 2.1.1 and 2.1.2;

       2.1.4 an Exclusive, perpetual, irrevocable, royalty-free right and licence in the Marketing Territory, with the right to sub-licence through multiple tiers of sub-licencees, under the Patents, the Know-how, the Joint Patents and the Joint Know-how to Exploit the Licensed Products and any Improvements thereto in the Technical Field; provided, however, that the foregoing licence shall not become effective with respect to **** until all licences that Antares has granted to any other Person to Exploit the Licensed Products in the Technical Field in **** prior to the Effective Date have terminated. Antares shall use its best efforts to ensure that all such third party licences are terminated promptly after the Effective Date in order for Ferring to receive the Exclusive right and licence set forth herein in ****. For the avoidance of doubt it is hereby clarified that a failure by Antares to have such third party licenses terminated as stated in the previous sentence shall however not be deemed a material breach under clause 19.1 below. Ferring agrees not to sub-licence any of its rights under this clause 2.1.4 with respect to **** except in association with normal co-promotion or co-marketing efforts or other activities designed to

**** Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission expand its business in **** without the prior written consent of Antares which shall not be unreasonably withheld.

       2.1.5 a non-exclusive perpetual, irrevocable, royalty-free right and licence in the Territory, with the right to sub-licence through multiple tiers of sub-licencees, to use and reference the Regulatory Documentation, and any and all data or information included or referenced therein, to make or have made Licensed Products and Improvements thereto as provided in clauses 2.1.1 and 2.1.2, to make, have made and use the Equipment and Improvements thereto as provided in clause 2.1.3 and to Exploit the Licensed Products and Improvements thereto as provided in clause 2.1.4.

2.2 Antares hereby grants to Ferring a right of first offer to obtain an Exclusive worldwide right and licence (a) to make and have made the AJ-1 Device for use specifically in the field of **** and (b) to Exploit the AJ-1 Device for the treatment of ****. If at any time Antares elects to grant any such licence to any Person or Ferring elects to exercise such right, then such Party shall provide prompt written notice to the other Party and Antares shall provide Ferring with all Information necessary or reasonably useful for Ferring to determine whether it wishes to take such a licence. If Ferring elects to take such a licence, the Parties shall negotiate in good faith to determine the terms of any such licence agreement. If, after good faith negotiations, the Parties fail to execute a licence agreement within three (3) months after Ferring's receipt of all such Information, Ferring shall provide its best offer to Antares and if Antares does not accept such offer, Antares shall be free to licence such rights to any other Person upon terms that are not more favourable to the licencee than those last offered by Ferring.

2.3 Except as may be provided in the Supply Agreement (if at all provided in the Supply Agreement), Antares shall not make, have made, use, Supply or otherwise Exploit Licensed Products, or grant the right and licence to others to do so, inside the Exclusive Manufacturing Territory for use in the Technical Field.

2.4 Antares shall immediately upon the execution of this Agreement enter with Ferring into a confirmatory licence agreement in the form or substantially the form set out in Schedule D, which licence shall be registered by Ferring with such Patent Offices in the Territory as it considers reasonably appropriate or as Antares shall reasonably require at the expense of Ferring for reasonable out-of-pocket costs incurred. Until the execution of any such confirmatory licence so far as may be legally possible, Antares and Ferring shall have the same rights in respect of the Patents and be under the same obligations to each other in all respects as if the said confirmatory licence had been executed.

2.5 Ferring and its Associated Companies and sub-licencees shall have the right to grant one or more sub-licences under this Agreement to any Person with respect to the rights and licences granted under this Agreement; provided, however, that Ferring shall ensure that all such Persons will comply with the relevant terms and conditions of this Agreement.

**** Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission

2.6 Nothing in this Agreement shall constitute any representation that the Patents (if Applications) shall proceed to grant or if granted shall be valid or that the Licensed Products do not infringe the intellectual property rights of any third party.

2.7 Except as set forth in clause 2.1.4 with respect to **** and in Schedule A, Antares has not previously assigned, transferred, licenced, conveyed or otherwise encumbered its right, title, or interest in or to the Patents, Know-how or the Licenced Products or the AJ-1 Device and it will not grant any right, title or interest therein or thereto to any Person that is inconsistent with the rights and licences granted to Ferring under this Agreement. For purposes of further understanding, reference is made to the Letter of Undertaking attached to Schedule A (the "Letter of Undertaking").

3.     Duration of Agreement

3.1 This Agreement shall come into force on the Effective Date and continue until the expiry of the last to expire of the Patent(s) in any country in the Territory. Upon expiration of this Agreement in a country, all licences and other rights granted by Antares to Ferring under clause 2 in such country shall continue in perpetuity on a non-exclusive basis and shall be fully paid up and Ferring shall have no further obligations under clause 8.2.

4.     Ferring's Obligations

4.1 Subject to clause 18 (force majeure), Ferring shall use Commercially Reasonable Efforts to Exploit the Licensed Products in the Marketing Territory. Antares acknowledges that the efforts that Ferring is presently using in the Marketing Territory with respect to the MJ-7 Device are Commercially Reasonable Efforts.

4.2 Ferring shall Manufacture or have the Manufactured the Licensed Products in compliance with all relevant law and regulations.

4.3 Ferring shall on the first business day of each Agreement Year at Ferring's expense send samples of the Licensed Products to Antares at Antares's address set out at the beginning of this Agreement.

4.4 Ferring shall permit, and shall use its commercially reasonable efforts to obtain permission from its sub-licencees for, Antares or its agent or representative acceptable to Ferring at all reasonable times and upon reasonable notice to enter any place where the Manufacture of the Licensed Products by Ferring and every Ferring sub-licencee shall be carried on for the purpose of ensuring compliance with this Agreement; provided, however, that such inspection shall not occur more than once in each Agreement Year. Any such inspection shall be conducted in accordance with such security and facility access procedures as are reasonably designated by Ferring.

**** Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission

5.     Regulatory Obligations

5.1 Promptly after the Effective Date, Antares shall prepare and file with the appropriate regulatory authorities or notified bodies a complete set of Regulatory Approvals in Ferring's name in order for Ferring to Manufacture and Exploit the Licensed Products under this Agreement. Antares shall maintain such Regulatory Approvals during the term of this Agreement in accordance with all applicable laws and regulations, including by filing any necessary amendments or modifications thereto. Antares shall provide Ferring with a copy of each such Regulatory Approval, including any amendments or modifications thereto.

5.2 The Parties shall provide each other with copies of communications to and from regulatory authorities or notified bodies in the Territory relating to the Licensed Products.

6.     Raw Material Supplies

6.1 Antares shall at the request of Ferring enter into good faith negotiations regarding supply to Ferring of the articles specified in Schedule E.

6.2 Any purchase of such articles by Ferring shall be subject to availability and at Antares's cost price prevailing from time to time and subject to Antares's general conditions of sale subsisting at the date of Ferring's order.

7.     Provision of Know-how and Technical Assistance

7.1 Antares shall, and shall cause its Associated Companies to, without additional compensation, disclose and make available to Ferring, in whatever form Ferring may reasonably request, the Regulatory Documentation, the Know-how, the Joint Know-how and any other Information covered or claimed by the Patents or otherwise relating, directly or indirectly, to any Licensed Product or the making, having made or Exploitation thereof or any Equipment or any Improvements thereto, or the making, having made or use thereof, immediately after the Effective Date and thereafter promptly upon the earlier of the development, making, conception or reduction to practice of each such Regulatory Documentation, Know-how, Joint Know-how or other Information. For the sake of clarity, the Parties acknowledge and agree that Antares shall have no obligation to transfer any of its Equipment or any Improvements thereto to Ferring, but shall permit Ferring to have access to and use such Equipment and Improvements, and provide Ferring with all Know-how and other Information as necessary or reasonably useful for Ferring and its Associated Companies and sub-licencees to make and have made and, thereafter, use such Equipment and Improvements thereto pursuant to the licences granted under this Agreement.

7.2 Without limiting the foregoing, Antares shall make all assignments and transfers of the Regulatory Documentation to Ferring as are necessary or reasonably useful for Ferring to qualify a manufacturing facility or facilities for the Licensed Products and to have such facility(ies) validated and approved by the applicable regulatory authorities or notified bodies relevant to the Territory.

7.3 Such Know-how and other Information furnished by Antares shall be subject to the provisions of clause 17 (Confidentiality) and shall be used by Ferring only in accordance with the licence grants set forth in clause 2.

7.4 During the first 3 months of the term of this Agreement, and thereafter as may be reasonably deemed necessary by Ferring (and at Ferring's expense), Antares shall make available to Ferring the services of a fully qualified and experienced member of its staff (the "Antares Representative") to advise Ferring as to the methods and use of the Know-how for Manufacture of Licensed Products or the making and use of the Equipment and Improvements thereto; provided that:

       7.4.1 The reasonable and verifiable travel, hotel and living expenses of such Antares Representative during the period that such person is providing such advice at the premises of Ferring or its designee shall be borne by Ferring.

       7.4.2 Antares shall not be obliged under this Agreement to make available such Antares Representative for any period exceeding 90 man days in any Agreement Year.

7.5 Ferring acknowledges to Antares (for the benefit of Antares and of the Antares Representative) that such representative will act merely in an advisory capacity and that neither Antares nor such representative shall be liable in any manner whatsoever in respect of any loss (including consequential loss, pecuniary loss and loss of profits), damage or injury (other than liability for death or personal injury) resulting from the implementation of or reliance upon any actual or alleged advice or assistance of such representative, but excluding any such losses that are caused by such representative's negligence or willful misconduct.

7.6 The Antares Representative shall at all times remain an employee and under the direction of Antares, and shall have no authority to represent Ferring or to enter into any contracts or assume any liabilities on behalf of Ferring. While on Ferring's premises, such representative shall comply with such security and facility access procedures as are reasonably designated by Ferring. In accordance with clause 17, such Antares Representative shall maintain in confidence and not use any information or materials provided to, or collected or generated by, such representative in connection with providing the advice pursuant to this clause 7.

8.     Financial Provisions

8.1 In partial consideration of the licences and other rights granted herein and subject to the terms and conditions set forth in this Agreement and the Letter of Undertaking, Ferring shall pay to Antares the following onetime payments:

       8.1.1 a license fee of EUR500,000 (the "Licence Fee") upon execution of this Agreement, against proper invoice from Antares, and

       8.1.2   prepaid royalties in the amount of EUR1,000,000 within thirty
               (30) days of the Effective Date, against proper invoice from Antares, which royalties, beginning on January 1, 2004, shall be credited against the royalty payments owed pursuant to clause 8.2 until exhausted.

8.2 In partial consideration of the licences and other rights granted herein and subject to the terms and conditions set forth in this Agreement, Ferring shall pay to Antares a royalty of **** for each MJ-7 Device (a) Manufactured by or on behalf of Ferring under the license grants in clauses 2.1.1 and 2.1.2 or (b) supplied to Ferring by Antares under the Supply Agreement. The Parties acknowledge that, subject to clause 8.3, Ferring will prepay EUR1,000,000 of the royalties pursuant to clause
       8.1.2. Only one royalty payment will be due on the Manufacture of an MJ-7 Device even though the Manufacture or Exploitation of an MJ-7 Device may be covered by more than one Patent or Know-How in a country. The foregoing royalty obligations shall expire, on a country-by-country basis, with respect to the Manufacture of each separate MJ-7 Device on the expiration date of the last to expire of any issued Patent that includes at least one Valid Claim covering the Manufacture of such MJ-7 Device in the country in the Territory in which such MJ-7 Device was Manufactured.

8.3 In the event that the exclusive licence granted under clause 2.1.4 becomes effective in **** by March 31, 2003, EUR500,000 of the prepaid royalties set forth in clause 8.1.2 shall be converted into a license fee and shall not be offset against royalties owed pursuant to clause 8.2. In the event that (a) the exclusive licence granted under clause 2.1.4 does not become effective in **** by March 31, 2003 or (b) Ferring earlier elects by written notice to Antares not to accept such licence in ****, then Antares shall refund to Ferring EUR500,000 of the prepaid royalties set forth in clause 8.1.2 by April 30, 2003, provided that Antares shall have the right to deduct from such amount any sums that are owed to Antares by Ferring under the Supply Agreement as of such date. In the event that the exclusive licence granted under clause 2.1.4 becomes effective in **** after March 31, 2003, Antares should be entitled to EUR 500,000 as licence fee from Ferring; provided Ferring does not reject said licence at such time. For the avoidance of doubt it is clarified that Ferring shall however never be obliged to make payment to Antares, as license fees and prepaid royalties, of more than EUR 1,500,000 in total.

9.     Taxation

9.1 All payments to be made by Ferring to Antares under this Agreement are exclusive of any Value Added Tax that may be payable by reference thereto and shall be paid gross without deduction of any bank or transfer charges; provided, however, that Ferring may withhold income tax as required by applicable tax laws. In the event of such withholding being applicable, Antares may apply for the reduction of rate of withholding tax under any applicable tax treaty with the assistance of Ferring, and provided that evidence of acceptance of this claim is submitted to Ferring before payment is due, Ferring shall apply the reduced rate accordingly. If applicable laws require that taxes be withheld,

**** Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission

       Ferring will deduct those taxes from the remittable payments, make timely payment of the taxes to the proper taxing authority and send proof of such payment to Antares within sixty (60) days following that payment. All amounts payable by Ferring under clause 8 are stated inclusive of any sales tax which Antares may be obliged to charge. Antares shall pay any and all taxes levied on account of, or measures exclusively by, all payments it receives under this Agreement.

10.    Other Provisions Relating to Payment

10.1 Royalties arising under this Agreement shall be paid in Euros by wire transfer within thirty (30) days of the end of each successive quarterly period of three (3) months commencing on 1 January, 1 April, 1 July, 1 October, in each year to the credit of a bank account to be designated in writing by Antares.

10.2 In the event of any delay in effecting payments due under this Agreement by the due date specified, Ferring shall pay to Antares interest (calculated on a daily basis) on the overdue payment from the date such payment was due to the date of actual payment at a rate of 2% above the six month EURIBOR rate at a daily rate from the date payment becomes due until payment is made.

10.3 With each payment of royalties under this Agreement, Ferring shall submit or cause to be submitted to Antares a statement in writing recording the calculation of royalties payable under this Agreement, including the following:

       10.3.1 the number of MJ-7 Devices that have been Manufactured by or on behalf of Ferring under the license grants in clauses 2.1.1 and
               2.1.2 during the previous quarter; and

       10.3.2 the amount of royalties due and payable and the amount of any tax deductible or due to be deducted.

10.4 Until the third anniversary of January 31 of the Agreement Year in which an MJ-7 Device is Manufactured by or on behalf of Ferring under the license grants in clauses 2.1.1 and 2.1.2, Ferring shall keep proper records and books of account showing the information necessary for the accurate determination of royalties due hereunder with respect to the Manufacture of such MJ-7 Device. Such records and books shall be kept separate from any records and books not relating solely to the Manufacture of Licensed Products. Upon the written request of Antares and not more than once in any Agreement Year, Ferring shall permit an independent accounting firm acceptable to Ferring to inspect such books and records and take copies of or extracts from the same to verify the accuracy of the royalty reports hereunder for any Agreement Year ending not more than twenty-four (24) months prior to the date of such request. The accounting firm shall enter into reasonable obligations with Ferring to treat all information it receives during its inspection as confidential. In the event that such inspection or audit reveals a discrepancy in the royalties paid from those payable under this Agreement, the Parties shall immediately make and resolve any shortfall where the discrepancy exceeds 3% of the sum due, and in the event of any underpayment of more than 3% of the amount due to

       Antares, Ferring shall reimburse Antares in respect of any professional charges of such an independent accounting firm incurred for such audit or inspection.

10.5 Subject to clause 20 (consequences of termination) the provisions of clause 10.4 shall continue to apply notwithstanding termination or expiry of this Agreement until the settlement of all subsisting claims of Antares.

11.    Improvements

11.1 If Antares or its Associated Companies shall at any time during the term of this Agreement make or acquire any Improvement that does not constitute a major advance in the technology associated with the delivery of pharmaceutical products in the Technical Field that would render the Product drug delivery technology obsolete, as distinguished from an Improvement to the Products themselves or such drug delivery technology (an "Antares Improvement"), Antares shall promptly notify Ferring in writing giving details of such Improvement, including any potential royalties or other payments that would be owed to third parties ("Third Party Payments") in connection with the Manufacture or Exploitation of such Antares Improvement, and shall, following a request for the same, provide to Ferring such Information, explanations and materials, including samples of such Improvement and technical assistance as provided in clause 7, as Ferring may reasonably request to be able effectively to assess and utilise the same. Ferring shall have the right to reject such Antares Improvement at any time on written notice to Antares. All Antares Improvements shall automatically be included within the scope of this Agreement, subject to Ferring's right to reject any such Improvement pursuant to the preceding sentence. Any Information with respect to such Antares Improvements that is not covered or claimed by a Patent shall be considered Know-how and any patents or Applications with respect to such Antares Improvements shall be considered Patents. In the event that Ferring does not reject an Antares Improvement that is claimed or covered by a Patent, Ferring shall pay to Antares a fair and reasonable allocation of such Third Party Payments, if any, that relate to the Manufacture and sale of such Antares Improvement under this Agreement in an amount to be agreed upon in good faith by the Parties. Information so provided shall be deemed to be provided on the same terms (such as clause 17 (confidentiality)) as those applicable to the Know-how agreed to be provided under clause 7.1 of this Agreement. A Steering Committee with three representatives from each party shall be formed to discuss and agree on matters under this clause 11.1. In the event that the Steering Committee representatives cannot agree whether an "Improvement" should be classified as an "Antares Improvement" such dispute shall be referred to and finally settled by an independent expert organisation acceptable to both parties, the costs of which shall be paid by the losing party.

12.    Supply Agreement

12.1 The Parties wish to amend the Supply Agreement as set forth in this clause 12.1. The table in Section 5(a) of the Supply Agreement shall be deleted in its entirety and be replaced by the following:

12.2

          --------------------------------------------------------------------
          Component of Product:               Part number:    Price (EUR)
          --------------------------------------------------------------------
          ZomaJet 2 VISION - Device           300193-001
          --------------------------------------------------------------------
          ZomaJet 2 VISION A - Head           300195-001      ****
          --------------------------------------------------------------------
          ZomaJet 2 VISION B - Head           300196-001      ****
          --------------------------------------------------------------------
          ZomaJet 2 VISION C- Head            300197-001      ****
          --------------------------------------------------------------------
          ZomaJet 2 VISION - Adapter          300194-001      ****
          --------------------------------------------------------------------

       Except as expressly provided in this clause 12.1, the Supply Agreement shall remain in full force and effect, unaffected hereby. Provided Antares fulfils its obligations under the Supply Agreement and this Agreement to Ferring's satisfaction, Ferring hereby declares its intention to enter into good faith negotiations for future supply agreements with Antares in relation to MJ-7X, **** and other future medical devices. Such supply agreements are however subject inter alia to the successful development of such devices, Antares' ability to meet Ferring's technical requirements, the future development of the global pharmaceutical market, the commercial opportunity presented and mutually acceptable terms and conditions being agreed.

12.3 Within **** of the Effective Date, Antares shall enter into an agreement (the "Third Party Supply Agreement") with a third party subcontractor approved by Ferring (the "Third Party Manufacturer") to Supply Antares with sufficient quantities of finished MJ-7 Devices to meet all of Antares' Supply obligations to Ferring under the Supply Agreement within **** of the Effective Date. Antares shall, at its sole cost and expense, transfer all necessary Manufacturing capabilities and provide all necessary Regulatory Documentation and technical assistance to such Third Party Manufacturer to ensure (a) that such Third Party Manufacturer has a fully functional production line for the MJ-7 Devices in place and operational by the end of such **** period in order to Supply all of Ferring's requirements of Licensed Products under the Supply Agreement, which production line is validated and approved by the applicable regulatory authorities, and (b) that such Third Party Manufacturer holds all necessary approvals, permits and licences to Manufacture and Supply such Licensed Products even if Antares were to cease to operate as a going concern. As of the Effective Date, the Parties contemplate that such Third Party Manufacturer shall be ****, with principal offices in****.

12.4 Ferring shall be a third party beneficiary of the Third Party Supply Agreement and, in the event Antares fails to fulfil its obligations towards Ferring under the Supply Agreement, Ferring shall have the right under the Third Party Supply Agreement, on written notice to Antares and to the Third Party Manufacturer, to have the Third Party Manufacturer Manufacture and Supply directly to Ferring the Licensed Products on terms substantially similar to those set forth in the Supply Agreement and as set forth in clause 12.1 of this Agreement.

**** Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission

13.    Ownership of Intellectual Property

13.1 Subject to clause 13.2 and the licence grants to Ferring under clause 2, as between the Parties, each Party shall own and retain all right, title and interest in and to any and all: (a) Information, Improvements and other inventions that are conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under applicable United States law, by or on behalf of such Party (or its Associated Companies or its licencees or sub-licencees (other than the other Party and its Associated Companies)), whether or not patented or patentable, and any and all patent and other intellectual property rights with respect thereto, and (b) other Information, Improvements or other inventions, and patent and other intellectual property rights that are owned or controlled (other than pursuant to the licence grants set forth in clause 2) by such Party, its Associated Companies or its licencees or sub-licencees (other than the other Party and its Associated Companies) except, in each case ((a) or (b)), to the extent that any such Information, Improvements or other inventions, or any patent or other intellectual property rights with respect thereto, are Joint Know-How or Joint Patents.

13.2 Subject to the licence grants to Ferring under clause 2, as between the Parties, Antares shall own and retain all right, title and interest in and to all Patents and Know-how.

13.3 Subject to the licence grants to Ferring under clause 2, the Parties shall each own an equal, undivided interest in any and all (a) Information, Improvements and other inventions that are conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under applicable United States law, jointly by or on behalf of Antares (or its Associated Companies or sub-licencees), on the one hand, and Ferring (or its Associated Companies or sub-licencees), on the other hand, in connection with the work conducted under or in connection with this Agreement, whether or not patented or patentable (the "Joint Know-how"), and (b) patents (the "Joint Patents") and other intellectual property rights with respect to the Joint Know How. The rights and interests of the Parties in such Joint Know-how, Joint Patents and other intellectual property rights shall be governed by United States law.

13.4 Ferring shall have the sole right, at its sole cost and expense, to obtain, prosecute (including any interferences, reissue proceedings and re-examinations) and maintain the Joint Patents throughout the world. Ferring shall have the sole right, in its sole discretion, at it sole cost and expense, to take any measures it deems appropriate to stop any infringement or suspected or threatened infringement of the Joint Patents or to grant to the infringing third party adequate rights and licences necessary for continuing such activities. In the event any third party asserts as a defence or as a counterclaim in any infringement action, or in a declaratory judgement action filed by such third party, that any Joint Patent is invalid or unenforceable, Ferring shall have the sole right, in its sole direction, at its sole cost and expense, to respond to such defence or defend against such counterclaim or action (as applicable). Antares shall, and shall cause its Associated Companies, at Ferring's sole cost and expense, to assist and cooperate with Ferring in filing, prosecuting, maintaining and enforcing the Joint Patents.

14.    Patent Infringement and Misuse of Confidential Information

14.1 Upon the occurrence of any infringement or suspected or threatened infringement of the Patents or misappropriation or misuse of the Know-how, Antares and Ferring shall immediately consult to decide what steps shall be taken to prevent or terminate such infringement.

14.2 Antares or Ferring shall take all steps as may be agreed by them in pursuance of clause 14.1, including the institution of legal proceedings where necessary in the name of one of the Parties or in the joint names of Antares and Ferring as appropriate.

14.3 If Antares fails within ninety (90) days following notice of such infringement, or earlier notifies Ferring in writing of its intent not, to take commercially appropriate steps to remove any infringement of any Patent, Ferring is hereby authorised by Antares to take such steps as may be considered necessary or appropriate by Ferring, whether or not agreement shall have been reached in pursuance of clause 14.1, to stop such infringing activities by such third party or to grant to the infringing third party adequate rights and licences necessary for continuing such activities. In so doing Ferring shall not be acting as the agent or in any way on behalf of Antares, but Antares shall give all reasonable assistance at Ferring's expense to facilitate any proceedings by Ferring. Ferring shall bear all costs but shall be entitled to retain for its own absolute benefit any damages, costs or other expenses awarded or recovered in any such proceedings.

15.    Maintenance of the Patents

15.1 Antares shall diligently file and prosecute Patent Applications to secure patent rights for the Patents and pay all costs and fees in connection therewith.

15.2 Subject to clause 15.3, Antares shall during the term of this Agreement diligently file, prosecute (including any interferences, reissue proceeding and re-examinations) and maintain the Patents throughout the world and shall bear all costs and expenses, including all renewal fees, of the Patents.

15.3 Antares shall not during the term of this Agreement, save with the prior written consent of Ferring, abandon any of the Patents or allow any of them to lapse. If Antares elects not (a) to pursue or continue the filing, prosecution (including any interferences, reissue proceedings and re-examinations) or maintenance of a Patent in a particular country, or
       (b) to take any other action with respect to a Patent in a particular country that is necessary or useful to establish, preserve or extend rights thereto, including by seeking any Patent term extension, restoration or the like that may be available now or in the future, then in each such case Antares shall so notify Ferring in writing not less than two (2) months before any deadlines by which an action must be taken to establish or preserve any such rights in such Patent in such country. Upon receipt of each such notice by Ferring or if, at any time, Antares fails to initiate any such action within thirty (30) days after a reasonable request by Ferring that it do so (and thereafter diligently pursue such action), Ferring shall have the right, but not the obligation, to pursue the filing or registration, or support the continued prosecution (including any interferences, reissue proceedings and re-examinations) or maintenance, of such Patent at its expense in such country; provided, however, that Ferring shall have the right to offset all such expense against any amounts owed to Antares under this Agreement. If Ferring elects to pursue such filing or continue such support then Ferring shall notify Antares of such election and Antares shall, and shall cause its Associated Companies to, (x) reasonably cooperate with Ferring in this regard, and (y) promptly release or assign to Ferring, without consideration, all right, title and interest in and to such Patent in such country and such Patent shall cease to be a Patent hereunder.

15.4 Antares shall not during the term of this Agreement, save with the prior written consent of Ferring, amend the specifications or claims of any of the Patents or Patent Applications.

16.    Third Party Licences

16.1 If, after reasonable consultation with Antares, in the opinion of Ferring, the Manufacture or Exploitation of Licenced Products by Ferring, its Associated Companies or any of its sub-licencees infringes or misappropriates any patent or any other intellectual property right of a third party in any country, such that Ferring or any of its Associated Companies or sub-licencees cannot Manufacture or Exploit the Licenced Products in such country without infringing the patent or other intellectual property rights of such third party, then, Ferring shall have the first right, but not the obligation, to negotiate and obtain a licence from such third party as necessary for Ferring and its Associated Companies and sub-licencees to Manufacture and Exploit the Licenced Products in such country. Fifty percent (50%) of all payments or royalties that Ferring is ordered to or agrees to pay to a third party in order to secure the right to continue the Manufacture or Exploitation of the Licensed Products shall be offset against the royalties payable under clause 8.2.

17.    Confidentiality

17.1 Each Party undertakes with the other that it shall keep and it shall procure that its Associated Companies (and, in the case of Ferring, any sub-licensees) and its and their respective directors and employees keep secret and confidential, and not publish or otherwise disclose and not use any know-how and other information that in both cases has been communicated to it by the other under or in respect of this Agreement or acquired from the other as a result of this Agreement and shall not disclose the same or any part of the same to any Person whatsoever other than as provided in clause 17.2.

17.2 The provisions of clause 17.1 shall not apply to know-how or other information that:

       17.2.1 the receiving Party can demonstrate to have been in its possession (other than under an obligation of confidence to the other or to a third party) at the date of receipt; or

       17.2.2 becomes public knowledge otherwise than through a breach of any obligation of confidentiality owed to the disclosing Party; or

       17.2.3 is subsequently received by the receiving Party from a third party who is not bound by any obligation of confidentiality with respect to said information, or

       17.2.4 is independently developed by or for the receiving Party without reference to the disclosing Party's know-how or other information.

17.3 Each Party may disclose any such know-how or other information to the extent that such disclosure is made under a legal obligation.

17.4 Ferring and its Associated Companies and sub-licensees may disclose on a confidential basis any such know-how or other information to the extent such disclosure is made in the course of Manufacturing, having Manufactured or Exploiting, servicing or repairing the Licensed Products or Manufacturing or using the Equipment.

17.5 Each Party agrees that it will, upon the request of the other Party but at such first Party's own expense, take such steps as such other Party may reasonably require to enforce any confidentiality undertaking given by a director or employee of such first Party, including in particular but without prejudice to the generality of the foregoing obligation, the initiation and prosecution of any legal proceedings and the enforcement of any judgement obtained.

17.6 The provisions of this clause 17 with respect to any know-how and other information shall remain in force for a period of ten (10) years from the date of receipt by the receiving Party of such know-how or other information, notwithstanding earlier termination of this Agreement.

18.    Force Majeure

18.1 Neither party shall be held in breach of any of its obligations under this Agreement (save with respect to any obligation to make payment) to the extent only that due performance or observance of such obligation is prevented, hindered or delayed by reason of any cause not within the reasonable control of such Party , including any act of God, war and other hostilities (whether or not war is declared), acts of terrorism, civil commotion, (accident, strikes, lock-outs, trade disputes acts or restraints of government, imposition or restrictions of imports or exports). Said Party shall make its good faith, diligent efforts to resume its obligations under this Agreement without any delay.

19.    Termination

19.1 Either Party shall have the right to terminate this Agreement in its entirety or with respect to one or more countries in the Territory if the other Party shall fail to make any payment due under this Agreement when it becomes due or shall fail to perform or observe any material obligation on its part to be performed or observed under this Agreement with respect to such country or countries, provided that the breaching Party is given written notice of the nature of such breach and an opportunity to cure such breach within thirty (30) days after the receipt of such notice (or, if such default cannot be cured within such thirty
       (30) day period, if the breaching Party does not commence actions to cure such default within such thirty (30) day period and thereafter diligently continue such actions).

19.2 Ferring shall have the right in its sole discretion to terminate this Agreement in its entirety or with respect to one or more countries in the Territory upon ninety (90) day's prior written notice.

20.    Consequences of Termination

20.1 On termination of this Agreement in its entirety by Antares pursuant to clause 19.1 or by Ferring pursuant to clause 19.2:

       20.1.1 Each Party shall, at the request of the other, return promptly to the other all technical and promotional material in its possession relating to the Licensed Products and the Know-how or containing or comprising the other Party's Information or other Confidential Information and to which the returning Party does not retain rights hereunder (except one copy of which may be retained for archival purposes).

       20.1.2 All rights and licences granted to Ferring under this Agreement shall terminate and revert to Antares and Ferring shall co-operate with Antares in the cancellation of all or any such licences registered pursuant to this Agreement and shall execute any and all such documents and do acts and things as may be necessary in connection therewith.

       20.1.3 Ferring shall have the right to finish all Licensed Products in the course of Manufacture or otherwise in process at the date of termination and sell all stocks of the Licensed Products Manufactured under this Agreement, provided that any royalty payable under the provisions of clause 8.2 (as if such stocks shall have been Manufactured at the date of termination) shall be received within a period of ninety (90) days following termination.

20.2 On termination of this Agreement with respect to one or more countries by Antares pursuant to clause 19.1 or by Ferring pursuant to clause 19.2:

       20.2.1 Each Party shall, at the request of the other, return promptly to the other all technical and promotional material in its possession relating to the Licensed Products and the Know-how or containing or comprising the other Party's Information or other Confidential Information with respect to such country or countries and to which the returning Party does not retain rights hereunder (except one copy of which may be retained for archival purposes).

       20.2.2 All rights and licences granted to Ferring under this Agreement with respect to such country or countries shall terminate and revert to Antares and Ferring shall co-operate with Antares in the cancellation of all or any such licences registered pursuant to this Agreement with respect to such country or countries and shall execute any and all such documents and do acts and things as may be necessary in connection therewith.

       20.2.3 Ferring shall have the right to finish all Licensed Products in the course of Manufacture or otherwise in process in such country or countries at the date of termination and sell all stocks of the Licensed Products Manufactured under this Agreement in such country or countries, provided that any royalty payable under the provisions of clause
               8.2 (as if such stocks shall have been Manufactured at the date of termination) shall be received within a period of ninety (90) days following termination.

20.3 On termination of this Agreement in its entirety by Ferring pursuant to clause 19.1:

       20.3.1 Antares shall, at the request of Ferring, return promptly to Ferring all technical and promotional material in its possession relating to the Licensed Products and the Know-how or containing or comprising Ferring's Information or other Confidential Information (except one copy of which may be retained for archival purposes).

       20.3.2 All licences and other rights granted by Antares to Ferring under clause 2.1 shall continue in perpetuity and shall be fully paid up and Ferring shall have no further obligations under clause 8.2.

20.4 On termination of this Agreement with respect to one or more countries by Ferring pursuant to clause 19.1:

       20.4.1 Antares shall, at the request of Ferring, return promptly to Ferring all technical and promotional material in its possession relating to the Licensed Products and the Know-how or containing or comprising Ferring's Information or other Confidential Information with respect to such country or countries (except one copy of which may be retained for archival purposes).

       20.4.2 All licences and other rights granted by Antares to Ferring under clause 2.1 with respect to such country or countries shall continue in perpetuity and shall be fully paid up and Ferring shall have no further obligations under clause 8.2.

20.5 Upon expiration of this Agreement, all licences and other rights granted by Antares to Ferring under clause 2.1 shall continue in perpetuity on a non-exclusive basis and shall be fully paid up and Ferring shall have no further obligations under clause 8.2.

20.6 The termination of this Agreement however arising shall be without prejudice to the provisions of clause 17 (confidentiality), this clause 20 (consequences of termination), clause 21 (indemnification) and clause
       22.8 (governing law) and to any other express obligations in this Agreement of a continuing nature and to any rights of either Party which may have accrued at or up to the date of termination.

20.7 All rights and licences granted under or pursuant to this Agreement by Antares to Ferring are, and shall be deemed to be, for purposes of
       Section 365(n) of the United States Bankruptcy Code, licences of rights to "intellectual property" as defined under Section 101 of the United States Bankruptcy Code (the "Bankruptcy Code"). Antares agrees that Ferring, as licencee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Antares further agrees that, following the entry of an order for relief in a case by or against Antares as debtor under the Bankruptcy Code, if Antares fails to perform its obligations under this Agreement, Ferring shall be entitled to a complete duplicate of (or complete access to, as appropriate) all such intellectual property and all embodiments of such intellectual property, which, if not already in its possession, shall be promptly delivered to it (a) prior to the rejection of this Agreement by Antares in accordance with the Bankruptcy Code, and (b) following such rejection (if not theretofore delivered), upon written notice of (i) its election to retain its rights to such intellectual property in accordance with Section 365(n)(1)(B) of the Bankruptcy Code, and (ii) its request for such delivery.

21.    Indemnification

21.1 Ferring shall at all times indemnify and keep indemnified Antares, its Associated Companies and their respective officers, directors, employees and agents against all costs, claims, damages or expenses ("Losses") incurred by Antares or its Associated Companies or for which Antares or its Associated Companies may become liable with respect to third party claims that arise or result from (a) any product liability claim relating to Licensed Products Manufactured or Exploited by Ferring (or any sub-licencee of Ferring) pursuant to this Agreement, but excluding any such claims relating to a design defect of the Licensed Product or any materials supplied by or on behalf of Antares and its Associated Companies pursuant to clause 7, or (b) the negligence or willful misconduct of Ferring or its Associated Companies, except for those Losses for which Antares has an obligation to indemnify Ferring and its Associated Companies pursuant to clause 21.2, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

21.2 Antares shall at all times indemnify and keep indemnified Ferring against all Losses incurred by Ferring or for which Ferring may become liable with respect to third party claims that arise or result from (a) any product liability claim relating to a design defect of the Licensed Products or any materials supplied by or on behalf of Antares and its Associated Companies pursuant to clause 7, or (b) the negligence or willful misconduct of Antares or its Associated Companies, except for those Losses for which Ferring has an obligation to indemnify Antares and its Associated Companies pursuant to clause 21.1 as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

21.3 Should either Party (the "Indemnified Party") intend to claim indemnification hereunder from the other Party (the "Indemnifying Party"), the Indemnified Party shall promptly notify the Indemnifying Party in writing of any Losses in respect of which the Indemnified Party intends to claim such indemnification and the Indemnifying Party shall be entitled, but not obligated, to assume the defence thereof with counsel selected by it. The Indemnified Party, including its Affiliates, directors, officers and employees, shall co-operate fully, at the Indemnifying Party's expense, with the Indemnifying Party and its legal representatives in the investigation and defence of any action, claim or liability covered by this indemnification. The indemnification shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnifying Party.

21.4 EXCEPT IN CIRCUMSTANCES OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, NONE OF ANTARES, FERRING OR ANY OF THEIR RESPECTIVE ASSOCIATED COMPANIES SHALL BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING FOR LOST PROFITS, MILESTONES OR ROYALTIES), WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF (a) THE DEVELOPMENT, MANUFACTURE, USE OR SALE OF ANY LICENSED PRODUCT DEVELOPED, MANUFACTURED, MARKETED OR OTHERWISE EXPLOITED HEREUNDER, OR (b) ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT.

22.    General

22.1 If any clause or any part of any clause in this Agreement is declared invalid or unenforceable by the judgement or decree by consent or otherwise of a court of competent jurisdiction from whose decision no appeal is or can be taken all, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, then the other clauses or parts of clauses contained in this Agreement shall remain in full force and effect and shall not be affected thereby for the term of this Agreement. In lieu of such invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.

22.2 Each Party shall at any time on the request of the other do and execute all such acts, deeds, documents and things as may reasonably be required by the other to perfect and complete the grant of the rights and licences conferred by this Agreement on the other, or to record any change in the status of such rights, including in particular entry into forms of licence or other instruments confirmatory of such rights for registration with appropriate authorities in the Territory.

22.3 No relaxation, forbearance, delay or indulgence by either Party in enforcing any of the terms and conditions of this Agreement or the granting of time by either Party to the other shall prejudice, affect or restrict the rights and powers of that Party under this Agreement nor shall any waiver by either Party of any breach of this Agreement operate as a waiver of or in relation to any subsequent or any continuing breach of this Agreement.

       22.3.1 This Agreement and its Schedules constitute the entire agreement between the Parties with respect to its subject matter and supersede any previous agreement between the Parties relating to such subject matter (other than the Supply Agreement, which shall remain in full force and effect, except as expressly amended by this Agreement).

       22.3.2 Each Party acknowledges and agrees that in entering into this Agreement and its Schedules it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any Person (whether party to this Agreement or not) other than as expressly set out in this Agreement and its Schedules as a warranty or representation. The only remedy available to it for breach of such warranties or representations shall be for breach of contract under the terms of this Agreement. Nothing in this clause shall, however, operate to limit or exclude any liability for fraud.

22.4 No variation of this Agreement shall be effective unless it is in writing signed by a duly authorised officer of each Party.

22.5 Nothing in this Agreement shall be deemed to constitute a partnership between the Parties nor shall either Party be taken to have any authority to bind or commit the other or be taken to have authority to act as the agent of the other or in any other capacity other than as expressly authorised in this Agreement.

22.6 Any notice or other document to be given under this Agreement shall be given by sending the same in a prepaid airmail letter or by courier to the address of the relevant Party set out in this Agreement or to such other address as that party may have notified to the other for the purposes of this Agreement. Any notice sent by post shall be deemed (in the absence of evidence of earlier receipt) to have been delivered 14 days after despatch and in proving the fact of despatch it shall be sufficient to show that: the envelope containing the notice was properly addressed stamped and posted.

22.7 Other than as expressly permitted under this Agreement neither Ferring nor Antares shall assign, transfer, charge, encumber or otherwise deal with the whole or any part of this Agreement or its rights or obligations under this Agreement, provided that Ferring shall have the right at any time upon notice to Antares to assign all or some of its rights and obligations (arising as from the date of assignment) under this Agreement to (a) any Associated Company, or (b) any third party with which it merges or consolidates, or to which it transfers all or substantially all of its assets to which this Agreement relates if in any such event the assignee assumes in writing all of Ferring's obligations under this Agreement.

22.8 This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, United States of America, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction, and the Parties thereby submit to the exclusive jurisdiction of the courts in the State of New York, United States of America.

22.9 This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS of which the parties have caused this Agreement to be duly executed the day and year first above written.

ANTARES PHARMA, INC.                       FERRING BV

By: /s/ Roger G. Harrison                  By: /s/ Frederik Paulsen
    -----------------------------              -------------------------------

                                   Schedule A

                                     Patents

Part I - Applications:

****

**** Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission

                                   Schedule A

                                     Patents

Part II - Patents:

                              Antares Pharma, Inc.
                     Pertains to                 Reference No.
--------------------------------------------------------------
COUPLING DEVICE FOR MEDIAL INJECTION SYSTEM
US 5,846,233         ZomaJet2 Vision                88066-2699
                     ZomaJet2 VisionX

                              Antares Pharma, Inc.
                     Pertains to                 Reference No.
--------------------------------------------------------------
SAFETY MECHANISM FOR INJECTION DEVICES
US 5,865,795         ZomaJet2 Vision                88066-3200
                     ZomaJet2 VisionX


                              Antares Pharma, Inc.
                     Pertains to                 Reference No.
--------------------------------------------------------------
NOZZLE AND ADAPTER FOR LOADING MEDICAMENT INTO AN INJECTOR
US 5,769,138         ZomaJet2 Vision                88066-3700
EP 97917716.9        ZomaJet2 VisionX               88066-3702
Japan 9-535486                                      88066-3703
Taiwan NI-089822                                    88066-3705
China 97194934.4                                    88066-3706
Korea 707827/98                                     88066-3750


                              Antares Pharma, Inc.
                     Pertains to                 Reference No.
--------------------------------------------------------------
PLUNGER FOR NOZZLE ASSEMBLY
US 5,921,967         ZomaJet2 Vision                88066-4400
Taiwan NI-102209     ZomaJet2 VisionX               88066-4405
                     MJ8

                                   Schedule A

Encumbrances and Lienholders

Pursuant to a Security Agreement dated July 12, 2002, Antares has granted a security interest in all of its property and assets to holders of its 10% Secured Convertible Debentures. With respect to this security interest, Antares agrees to the Letter of Undertaking attached to this Schedule A.

                                   Schedule B

                                    Know-how

During the term of the License Agreement, Antares agrees to provide Ferring with all Know-how that is not disclosed by the Patents to allow Ferring to exercise all rights granted to Ferring pursuant to such License Agreement.

                                   Schedule C

                                    Territory

"Exclusive Manufacturing Territory" shall mean all countries and territories in the world, with the exception of **** and with the exception of the countries and territories comprising the "Asia/Pacific" territory.

"Asia/Pacific" shall mean the following countries and/or territories:

Japan
Australia
China
Hong Kong
Indian sub-continent
Indonesia
Korea
Malaysia
New Zealand
Philippines
Singapore
Thailand
Taiwan

                                   Schedule D

                           Confirmatory Patent Licence

Antares agrees to enter into any Confirmatory Patent License delivered to it by Ferring, that is reasonably required by any Patent Offices in the Territory to allow Ferring to exercise all of the rights granted to Ferring under the License Agreement.

                                   Schedule E

                                  Raw Materials

****

**** Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission

                                   Schedule F

                                    AJ-1 ****
                                 Specifications

****

**** Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission

                                   Schedule G

                                 Specifications

****

**** Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission